Exhibit 99.1

Yahoo! Reports First Quarter 2008 Financial Results

Revenues - $1,818 Million

Operating Income - $121 Million

Operating Income Before Depreciation, Amortization, and Stock-Based Compensation Expense - $433 Million

SUNNYVALE, Calif.--(BUSINESS WIRE)--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the first quarter ended March 31, 2008.

“As outlined in our investor presentation, we believe we can significantly accelerate our revenue growth, return to our historically high margins, and double our operating cash flow by 2010. This quarter’s solid performance underscores the fact that we are executing on that plan. Yahoo! is beginning to realize the benefits of the very substantial and deliberate long-term investments we’ve made to capitalize on the opportunities ahead in display and to recapture momentum in search,” said Jerry Yang, co-founder and chief executive officer, Yahoo! Inc.

“Not only does Yahoo! have a unique franchise, it increasingly has industry-leading tools, technology and, most importantly, people. It is the hard work, dedication and professionalism of our people that is our greatest asset — and this quarter’s performance demonstrates how well they can perform under unusually challenging circumstances.”

First Quarter 2008 Financial Results

  Revenues were $1,818 million for the first quarter of 2008, a 9 percent increase compared to $1,672 million for the same period of 2007.
  Marketing services revenues were $1,572 million for the first quarter of 2008, a 7 percent increase compared to $1,469 million for the same period of 2007.
  Marketing services revenues from Owned and Operated sites were $966 million for the first quarter of 2008, an 18 percent increase compared to $820 million for the same period of 2007.
  Marketing services revenues from Affiliate sites were $606 million for the first quarter of 2008, a 7 percent decrease compared to $649 million for the same period of 2007.
  Fees revenues were $245 million for the first quarter of 2008, a 21 percent increase compared to $203 million for the same period of 2007.

  Revenues excluding traffic acquisition costs ("TAC") were $1,352 million for the first quarter of 2008, a 14 percent increase compared to $1,183 million for the same period of 2007.
  Gross profit for the first quarter of 2008 was $1,063 million, an 11 percent increase compared to $958 million for the same period of 2007.
  Operating income for the first quarter of 2008 was $121 million, a 28 percent decrease compared to $169 million for the same period of 2007.
  Operating income for the first quarter of 2008 includes a pre-tax cash charge of $29 million for severance pay expenses and related cash expenditures related to a strategic workforce realignment the Company implemented during the quarter. Offsetting this cash charge was a $12 million credit related to stock-based compensation expense reversals, resulting in a net total strategic workforce realignment charge of $17 million.
  Operating income for the first quarter of 2008 includes incremental costs of $14 million incurred for outside advisors related to Microsoft's unsolicited proposal, other strategic alternatives, and related litigation defense costs.
  Operating income before depreciation, amortization, and stock-based compensation expense for the first quarter of 2008 was $433 million, a 6 percent decrease compared to $460 million for the same period of 2007.
  Operating income before depreciation, amortization, and stock-based compensation expense for the first quarter of 2008 includes a pre-tax cash charge of $29 million for severance pay expenses and related cash expenditures related to a strategic workforce realignment the Company implemented during the quarter.
  Operating income before depreciation, amortization, and stock-based compensation expense for the first quarter of 2008 includes incremental costs of $14 million incurred for outside advisors related to Microsoft's unsolicited proposal, other strategic alternatives, and related litigation defense costs.
  Cash flow from operating activities for the first quarter of 2008 was $786 million, an 81 percent increase compared to $435 million for the same period of 2007.
  Cash flow from operating activities for the first quarter of 2008 includes a $350 million one-time payment from AT&T Inc.
  Free cash flow for the first quarter of 2008 was $647 million, a 75 percent increase compared to $369 million for the same period of 2007.
  Free cash flow for the first quarter of 2008 includes a $350 million one-time payment from AT&T Inc.

  Net income for the first quarter of 2008 was $542 million or $0.37 per diluted share compared to $142 million or $0.10 per diluted share for the same period of 2007.
  Net income for the first quarter of 2008 includes the Company's net non-cash gain of $401 million related to Alibaba Group's initial public offering of Alibaba.com, net of tax, which is included in earnings in equity interests.
  Non-GAAP net income for the first quarter of 2008 was $150 million or $0.11 per diluted share compared to non-GAAP net income of $154 million or $0.11 per diluted share for the same period of 2007.

“The heart of Yahoo!'s strategy to win is the simple proposition that if we are the starting point for the most users and provide the most comprehensive, easiest-to-use, ‘must-buy’ platform for advertisers, we can drive the growth in volume and the improvement in yield we need to accelerate growth in revenues and operating cash flow. That, in turn, we believe will deliver attractive value to our stockholders,” said Sue Decker, president, Yahoo! Inc. “This past quarter’s financial results, important acquisitions, and, most importantly, the string of successful product rollouts demonstrate our enhanced execution against our longer-range goals. As we look forward, we are particularly excited by the potential capability of AMP! from Yahoo!, our revolutionary new ad management platform to help us further extend our lead in display advertising, which more than any other area of online advertising we believe has great potential for growth.”

First Quarter 2008 Segment Financial Results

  United States segment revenues for the first quarter of 2008 were $1,307 million, a 19 percent increase compared to $1,101 million for the same period of 2007.
  International segment revenues for the first quarter of 2008 were $510 million, an 11 percent decrease compared to $571 million for the same period of 2007.
  United States segment operating income before depreciation, amortization, and stock-based compensation expense for the first quarter of 2008 was $315 million, an 8 percent decrease compared to $342 million for the same period of 2007.
  International segment operating income before depreciation, amortization, and stock-based compensation expense for the first quarter of 2008 was $118 million, a 1 percent decrease compared to $119 million for the same period of 2007.

Cash Flow Information

In addition to free cash flow of $647 million for the first quarter of 2008 (including a $350 million one-time payment from AT&T Inc.), Yahoo! generated $127 million from the issuance of common stock as a result of the exercise of employee stock options. This was offset by $79 million used for direct stock repurchases, $52 million used for tax withholdings related to net share settlements of restricted stock awards and restricted stock units, and $166 million used for acquisitions. Cash, cash equivalents, and investments in marketable debt securities were $2,848 million at March 31, 2008 as compared to $2,363 million at December 31, 2007, an increase of $485 million.

“Yahoo!'s first quarter 2008 financial performance was on target and aligned with our strategy to generate substantial value for stockholders,” said Blake Jorgensen, chief financial officer, Yahoo! Inc. “Our strong growth in free cash flow, excellent capital position, and ample scale give us the resources to execute our plans to grow operating cash flow substantially. Core revenue grew at an attractive, double-digit pace. The capital expenditures and substantial investments we made in people last year and early this year are now producing gains in our core, long term growth initiatives,” Jorgensen added.

Non-GAAP Financial Measures

Explanations of the Company’s non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” and “Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share.”

Quarterly Conference Call

Yahoo! will host a conference call to discuss first quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/results.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by calling 888-286-8010 or 617-801-6888, reservation number: 73814552.

About Yahoo!

Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! is focused on powering its communities of users, advertisers, publishers, and developers by creating indispensable experiences built on trust. Yahoo! is headquartered in Sunnyvale, California. For more information, visit pressroom.yahoo.com or the Company’s blog, Yodel Anecdotal.

Owned and Operated sites refer to Yahoo!’s owned and operated online properties and services.

Affiliate sites refer to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s advertising offerings into their websites or their other offerings.

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization, and stock-based compensation expense, free cash flow, and non-GAAP net income and non-GAAP net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). See “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” and “Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share” included in this press release for further information regarding these non-GAAP financial measures.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the implementation and results of the Company's ongoing strategic initiatives; the Company’s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to the Company’s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company’s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; general economic conditions and changes in economic conditions; and risks and uncertainties arising in connection with Microsoft’s unsolicited proposal to acquire Yahoo!, including the loss of key employees who pursue other employment opportunities due to concerns as to their employment security, increased difficulty for the Company in executing its strategic plan and pursuing other strategic opportunities and the possibility of significant costs of defense, indemnification and liability resulting from stockholder litigation. All information set forth in this press release and its attachments is as of April 22, 2008. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 which is on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which will be filed with the SEC in the second quarter of 2008. More information about factors that could affect the Company's projected financial performance in its three year plan and related quotations of management in this press release and its attachments are included in the Company's report on Form 8-K dated March 18, 2008 which is also available at the SEC's website at www.sec.gov.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

		Three Months Ended
		March 31,
		2007	2008

	Revenues	$1,671,850	$1,817,602

	Cost of revenues	713,637	755,083

	Gross profit	958,213	1,062,519

	Operating expenses:
	Sales and marketing	367,419	424,591
	Product development	239,500	305,606
	General and administrative	155,165	171,080
	Amortization of intangibles	27,102	23,740
	Strategic workforce realignment costs, net	-	16,885
	Total operating expenses	789,186	941,902

	Income from operations	169,027	120,617

	Other income, net	35,451	23,662

	Income before income taxes, earnings in equity interests, and minority interests	204,478	144,279

	Provision for income taxes	(92,358)	(56,973)
	Earnings in equity interests (1)	29,149	454,782
	Minority interests in operations of consolidated subsidiaries	1,155	75

	Net income	$142,424	$542,163

	Net income per share - diluted (2)	$0.10	$0.37

	Shares used in per share calculation - diluted	1,418,225	1,395,416

	Stock-based compensation expense was allocated as follows:
	Cost of revenues	$2,007	$3,280
	Sales and marketing	50,268	65,538
	Product development	48,300	48,082
	General and administrative	39,431	20,389
	Strategic workforce realignment expense reversals	-	(12,284)
	Total stock-based compensation expense	$140,006	$125,005

	Supplemental Financial Data (See Note)
	Revenues excluding TAC	$1,183,076	$1,352,058
	Operating income before depreciation, amortization, and stock-based compensation expense	$460,035	$433,133
	Free cash flow (3)	$368,750	$646,512
	Non-GAAP net income per share	$0.11	$0.11

(1)	The three months ended March 31, 2008 includes Yahoo!'s net non-cash gain of $401 million related to Alibaba Group's initial public offering of Alibaba.com, net of tax.

(2)

The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.02 for the three months ended March 31, 2008.

(3)	The three months ended March 31, 2008 includes a $350 million one-time payment from AT&T Inc.

Yahoo! Inc.
Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization, and stock-based compensation expense, free cash flow, non-GAAP net income, and non-GAAP net income per share, which are reconciled to GAAP revenue, income from operations, cash flow from operating activities, net income, and net income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP revenue, income from operations, cash flow from operating activities, net income, and net income per share calculated in accordance with GAAP.

Revenues excluding TAC is defined as GAAP revenue less TAC. TAC consists of payments made to Affiliate sites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our Affiliate sites, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids "double counting" revenues that are paid to, and being reported by, our Affiliate sites. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues, and gross profit, each of which includes the impact of TAC.

Operating income before depreciation, amortization, and stock-based compensation expense is defined as income from operations before depreciation, amortization of intangible assets, and stock-based compensation expense (including the compensation of Terry Semel, who served as our chief executive officer through June 18, 2007 and whose compensation after June 1, 2006 consisted almost entirely of stock-based compensation). We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization, and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with the non-GAAP measure of operating income before depreciation, amortization, and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company's workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization, and stock-based compensation expense.

Free cash flow is a non-GAAP measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based compensation), less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company's unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing operating results. Previously, in reporting results for 2006 and 2007, for comparative purposes, stock-based compensation expense calculated in accordance with Statement of Financial Accounting Standard No. 123 (revised 2004), "Share-based Payment," and its related tax effects were excluded in calculating non-GAAP net income. No such adjustment is made to non-GAAP net income numbers reported in this press release and its attachments since net income amounts reported in 2007 and 2008 in each case include stock-based compensation expense. We consider non-GAAP net income and non-GAAP net income per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income and net income per share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net income per share, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per share.

Yahoo! Inc.
Reconciliations to Unaudited Condensed Consolidated Statements of Income
(in thousands)

	Three Months Ended
	March 31,
	2007	2008
Revenues for groups of similar services:
Marketing services:
Owned and Operated sites	$819,544	$965,739
Affiliate sites	649,075	606,705
Marketing services	1,468,619	1,572,444
Fees	203,231	245,158
Total revenues	$1,671,850	$1,817,602

Revenues by segment:
United States	$1,100,757	$1,307,410
International	571,093	510,192
Total revenues	$1,671,850	$1,817,602

Revenues excluding traffic acquisition costs ("TAC"):
GAAP revenue	$1,671,850	$1,817,602
TAC	(488,774)	(465,544)
Revenues excluding TAC	$1,183,076	$1,352,058

Revenues excluding TAC by segment:
United States:
GAAP revenue	$1,100,757	$1,307,410
TAC	(217,825)	(277,416)
Revenues excluding TAC	$882,932	$1,029,994

International:
GAAP revenue	$571,093	$510,192
TAC	(270,949)	(188,128)
Revenues excluding TAC	$300,144	$322,064

Operating income before depreciation, amortization, and stock-based compensation expense:
Income from operations	$169,027	$120,617
Depreciation and amortization	151,002	187,511
Stock-based compensation expense	140,006	125,005
Operating income before depreciation, amortization, and stock-based compensation expense	$460,035	$433,133

Operating income before depreciation, amortization, and stock-based compensation expense by segment:
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$341,518	$315,163
Operating income before depreciation, amortization, and stock-based compensation expense - International	118,517	117,970
Operating income before depreciation, amortization, and stock-based compensation expense	$460,035	$433,133

United States:
Income from operations	$92,829	$49,165
Depreciation and amortization	121,753	153,183
Stock-based compensation expense	126,936	112,815
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$341,518	$315,163

International:
Income from operations	$76,198	$71,452
Depreciation and amortization	29,249	34,328
Stock-based compensation expense	13,070	12,190
Operating income before depreciation, amortization, and stock-based compensation expense - International	$118,517	$117,970

Free cash flow:
Cash flow from operating activities (3)	$434,700	$786,305
Acquisition of property and equipment, net	(118,019)	(139,793)
Excess tax benefits from stock-based awards	52,069	-
Free cash flow (3)	$368,750	$646,512

(3)	The three months ended March 31, 2008 includes a $350 million one-time payment from AT&T Inc.

Yahoo! Inc.
Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
(in thousands, except per share amounts)

		Three Months Ended
		March 31,
		2007	2008

GAAP Net income		$142,424	$542,163

(a)	Incremental costs incurred for outside advisors related to Microsoft’s unsolicited proposal, other strategic alternatives, and related litigation defense costs	-	13,856

(b)	Strategic workforce realignment costs, net (comprised of $29 million in pre-tax cash charges, net of $12 million in stock-based compensation expense reversals)	-	16,885

(c)	To adjust the provision for income taxes to reflect the tax impact of items (a) and (b) above for the three months ended March 31, 2008	-	(10,566)

(d)	To adjust the provision for income taxes to reflect an effective tax rate of 39.7% and 45.0% in the three month periods ended March 31, 2007 and March 31, 2008, respectively	11,180	(11,220)

(e)	Yahoo!'s net non-cash gain related to Alibaba Group's initial public offering of Alibaba.com, net of tax, which is included in earnings in equity interests	-	(401,090)

Non-GAAP Net income		$153,604	$150,028

GAAP Net income per share - diluted (2)		$0.10	$0.37

Non-GAAP Net income per share - diluted		$0.11	$0.11

Shares used in per share calculations - diluted		1,418,225	1,395,416

(2)

The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.02 for the three months ended March 31, 2008.

Yahoo! Inc.
Business Outlook

The following business outlook is based on current information and expectations as of April 22, 2008. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

		Three Months	Year
		Ending	Ending
		June 30,	December 31,
		2008 (5)	2008 (6)

Revenues (in millions):		$1,730 - $1,930	$7,200 - $8,000

Operating income before depreciation, amortization, and stock-based compensation expense (4) outlook (in millions):
	Income from operations	$135 - $155	$595 - $705
	Depreciation and Amortization	170 - 190	710 - 790
	Stock-based compensation expense	120 - 130	470 - 530
	Operating income before depreciation, amortization, and stock-based compensation expense	$425 - $475	$1,775 - $2,025

(4)	Refer to Note to Unaudited Condensed Consolidated Statements of Income.
(5)

This outlook for the three months ending June 30, 2008 excludes any incremental costs incurred for outside advisors related to Microsoft's unsolicited proposal, other strategic alternatives, and related litigation defense costs.

(6)

This outlook for the year ending December 31, 2008 excludes any impact of the Company's strategic workforce realignment and incremental costs incurred for outside advisors related to Microsoft's unsolicited proposal, other strategic alternatives, and related litigation defense costs.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$142,424	$542,163
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	94,509	117,557
Amortization of intangible assets	56,493	69,954
Stock-based compensation expense	140,006	137,289
Stock-based strategic workforce realignment expense reversals	-	(12,284)
Tax benefits from stock-based awards	67,691	-
Excess tax benefits from stock-based awards	(52,069)	-
Deferred income taxes	(42,300)	29,636
Earnings in equity interests	(29,149)	(454,782)
Minority interests in operations of consolidated subsidiaries	(1,155)	(75)
Gains from sale of investments, assets and other, net	(2,857)	(3,307)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	40,214	27,180
Prepaid expenses and other	13,358	(4,446)
Accounts payable	30,980	(44,343)
Accrued expenses and other liabilities	(34,722)	46,235
Deferred revenue	11,277	335,528
Net cash provided by operating activities	434,700	786,305

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(118,019)	(139,793)
Purchases of marketable debt securities	(570,287)	(32,757)
Proceeds from sales and maturities of marketable debt securities	727,996	376,542
Acquisitions, net of cash acquired	(11,579)	(166,289)
Purchase of intangible assets	(6,570)	(8,858)
Other investing activities, net	-	(10,435)
Net cash provided by investing activities	21,541	18,410

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	71,922	126,570
Repurchases of common stock	(595,006)	(79,236)
Structured stock repurchases, net	(250,000)	-
Excess tax benefits from stock-based awards	52,069	-
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	-	(52,493)
Net cash used in financing activities	(721,015)	(5,159)

Effect of exchange rate changes on cash and cash equivalents	3,981	27,719

Net change in cash and cash equivalents	(260,793)	827,275
Cash and cash equivalents, beginning of period	1,569,871	1,513,930

Cash and cash equivalents, end of period	$1,309,078	$2,341,205

Supplemental schedule of acquisition-related activities:

Cash paid for acquisitions	$15,873	$166,546
Cash acquired in acquisitions	(4,294)	(257)
	$11,579	$166,289

Fair value of common stock and vested stock-based awards issued in connection with acquisitions
	$35,004	$-

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2007	2008

ASSETS
Current assets:
Cash and cash equivalents	$1,513,930	$2,341,205
Short-term marketable debt securities	487,544	267,129
Accounts receivable, net	1,055,532	1,039,957
Prepaid expenses and other current assets	180,716	190,878
Total current assets	3,237,722	3,839,169

Long-term marketable debt securities	361,998	239,428
Property and equipment, net	1,331,632	1,363,475
Goodwill	4,002,030	4,156,598
Intangible assets, net	611,497	651,774
Other long-term assets	503,945	221,594
Investments in equity interests	2,180,917	2,953,765

Total assets	$12,229,741	$13,425,803

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$176,162	$134,133
Accrued expenses and other current liabilities	1,006,188	1,053,271
Deferred revenue	368,470	495,999
Short-term debt	749,628	-
Total current liabilities	2,300,448	1,683,403

Long-term deferred revenue	95,129	307,191
Long-term debt	-	582,954
Other long-term liabilities	28,086	25,693
Deferred and other long-term tax liabilities, net	260,993	314,415
Minority interests in consolidated subsidiaries	12,254	12,179
Stockholders' equity	9,532,831	10,499,968

Total liabilities and stockholders' equity	$12,229,741	$13,425,803

CONTACTS:
Yahoo! Inc.
Diana Wong, 408-349-4391 (Media Relations)
dianaw@yahoo-inc.com
Cathy La Rocca, 408-349-5188 (Investor Relations)
cathy@yahoo-inc.com